Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form SB-2 of our report dated March 9, 2004 relating to the financial statements of Arbios Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ STONEFIELD JOSEPHSON, INC.

Stonefield Josephson, Inc.

Santa Monica, California
October 15, 2004

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